Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated October 26, 2006, to this Registration Statement on Form S-1/A of Eagle Broadband, Inc., for the registration of shares of its common stock. We also consent to the reference to our firm under the caption “Experts in such Registration Statement.

July 25, 2007	/s/LBB & Associates Ltd., LLP
LBB & Associates Ltd., LLP
Houston, Texas